EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made as of the 28 day of January, 2004, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Company"), and Jeffrey A. Dittus residing at 600 Old Gulph Road, Penn Valley, Pennsylvania 19072 (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company is engaged in the audio book club, old time radio and spoken audio digital download businesses; and

      WHEREAS, the Company desires to employ the Executive; and

      WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

      NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

      1. Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

      2. Employment. The Company shall employ the Executive and the Executive shall serve the Company on the terms and conditions set forth herein. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies and practices, this Agreement shall control.

      3. Term. The term of this Agreement shall commence on January 28, 2004 ("Effective Date") and shall end three (3) years from the Effective Date if not terminated earlier pursuant to the termination provisions contained herein (the "Term"). If either the Company or the Executive wish to extend or renew the term of this Agreement when it expires, then any such extension or renewal will be mutually agreed to in writing by the parties

      4. Position and Duties. Subject to the terms set forth herein, the Executive shall be employed by the Company as Chief Executive Officer of MediaBay, Inc. His power and authority shall be and remain subject to the direction and control of the Board of Directors and the Chairman of the Company. The Executive shall have profit and loss responsibility for the Company and its subsidiaries (including Audio Book Club, Inc., Radio Spirits, Inc. and
MediaBay.com, Inc.) as well as operational and marketing oversight of the business and affairs of the Company and its subsidiaries, and any other businesses which the Company or its subsidiaries may acquire, and at the option of the Company, additional lines of business and products related to the business. The Board of Directors has the right to assign and change the Executive's title, duties, responsibilities, and oversight at any time. During the Term, the Executive shall be required to devote his best efforts and spend his full time and attention, without other outside business interests or activities, in the performance of his duties and the Company's and its subsidiaries' business and affairs.


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      5. Compensation and Related Matters.

            (A) Base Salary. For services rendered pursuant to this Agreement, the Company shall pay to the Executive an annual base salary of $225,000 in equal semi-monthly installments in arrears on the 15th and last day of each month subject to applicable withholding and other taxes. The base salary shall be increased to $250,000 per year (or a pro-rata portion thereof) upon consummation of a debt, equity, or combination of debt and equity financing of $10,000,000 or more prior to June 30, 2004 (as measured against the Company's balance sheet as of December 31, 2003). The base salary may be adjusted upward or downward in the sole discretion of the Board of Directors, although it shall not be adjusted downward other than in conjunction with a general reduction or other concessionary arrangement affecting all employees or affecting all executive level employees.

            (B) Bonus. The Executive will be eligible to receive a discretionary annual bonus to be determined by the Compensation Committee of the Board of Directors of the Company in its discretion. Eligibility for such bonus will be based upon a set of financial and non-financial objectives set by the Compensation Committee of the Board of Directors for each fiscal year (which ends on December 31). Executive must remain an employee through the end of the applicable fiscal year or he will not be eligible to receive any bonus. If Executive's employment terminates for any reason, no partial or prorated bonus payments will be made. Determinations as to whether the Executive shall receive any bonus, including the determination as to whether objectives have been met, shall be made at the sole discretion of the Board. Any bonus awarded will be paid no later than April 15 of the following year.

            (C) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

            (D) Insurance and Employee Benefits. The Executive shall be eligible to receive such medical insurance and 401k benefits as are made available to all officers of the Company, subject to the general eligibility and participation provisions set forth in such plans. The Company reserves the right to adopt, amend, or discontinue any employee benefit, plan, or program in accordance with then applicable law.

            (E) Vacation. The Executive shall receive during each full year of his employment, three (3) weeks (fifteen working days) paid vacation. Scheduling of paid vacation must be approved one (1) month in advance of taking vacation, and the Executive will make every effort to schedule the vacation time at a time most convenient for the Company. Unused vacation days shall not be carried forward into the following year and the Executive shall not receive any compensation for unused vacation.


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            (F) Stock Options.  Subject to Board approval, the Executive will be granted stock options to acquire one million five hundred thousand (1,500,000) shares of Common Stock in the Company pursuant to and in accordance with (and therefore subject to all terms and conditions of) the Company's Stock Option Plan. The Executive will receive these option grants pursuant to six separate option agreements. All six stock option awards will be granted on the Effective Date. The First Option with respect to Two Hundred and Fifty Thousand (250,000) shares shall vest on April 30, 2004 at a price per share of $0.99. The Second Option with respect to Two Hundred and Fifty Thousand (250,000) shares shall vest on July 30, 2004 at a price per share of $0.99. The Third Option with respect to Two Hundred and Fifty Thousand (250,000) shares shall vest on January 30, 2005 at a price per share of $1.55. The Fourth Option with respect to Two Hundred and Fifty Thousand (250,000) shares shall vest on July 30, 2005 at a price per share of $1.55. The Fifth Option with respect to Two Hundred and Fifty Thousand (250,000) shares shall vest on the Jnaury30, 2006 at a price per share of $1.86. The Sixth Option with respect to Two Hundred Fifty Thousand (250,000) shares shall vest April 30, 2006 at a price per share of $1.86. The options will vest in each instance provided that the Executive is an employee of the Company at the time such vesting is to occur. Such options will be on the terms and conditions as more specifically provided for in the Company's Stock Option Plan and will be exercisable as set forth in the Plan.

      6. Executive's Representations and Warranties.

            (A) Authority to Enter into Agreement. Executive hereby represents and warrants that Executive has full right and authority to enter into this Agreement and to perform Executive's obligations hereunder.

            (B) Affirmation of Truthfulness of Representations. Executive represents and warrants that all facts he has represented and conveyed to the Company, whether contained in his resume or other written materials or transmitted verbally, are true and complete, and are without consequential omissions of any kind whatsoever. Executive understands that falsity of statements or answers or consequential omissions shall be deemed a material breach of this Agreement.

            (C) No Breach of Contract. Executive represents and warrants that the execution and delivery of this Agreement by the Executive and the performance of the Executive's obligations hereunder will not conflict with or breach any agreement, order or decree to which the Executive is a party or by which the Executive is bound.

            (D) No Conflict of Interest. Executive warrants that Executive is not, to the best of Executive's knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with Executive's loyalty to or duties for the Company.

            (E) Notification of Materials or Documents from Other Employers. Executive further warrants that Executive has not brought and will not bring to the Company or use in the performance of Executive's responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from the former employer for their possession and use.

            (F) Notification of Other Post-Employment Obligations. Executive also understands that, as part of Executive's employment with the Company, Executive is not to breach any obligation of confidentiality that Executive has to former employers, and Executive agrees to honor all such obligations to former employers during Executive's employment with the Company. Executive warrants that Executive is subject to no employment agreement or restrictive covenant preventing full performance of Executive's duties under this Agreement.


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

            (G) Indemnification for Breach; Survival. In addition to other remedies which the Company might have for breach of this Agreement, Executive agrees to indemnify and hold the Company harmless from any breach of the provisions of this Section 6. The terms of this Section 6 shall survive any termination of this Agreement.

      7. Termination by the Company.

            (A) General. The Company shall have the right to terminate this Agreement with or without Cause at any time during the term of this Agreement by giving written notice to the Employee. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself, provided, however, that the termination of Executive may become effective on the date of the notice or on any date during the fourteen
(14) day period following the notice provided that the Company continues to pay the Employee's Base Salary during the fourteen-day period following the date of the notice.

            (B) Cause. In the event that the Executive is terminated for Cause (as defined below), the Company shall pay the Executive any unpaid base salary due Executive through the date of termination and notice pay, if any, as provided in subparagraph (a) above. Executive shall not be entitled to any additional salary, bonus payments, severance, or other compensation.

            (C) Without  Cause.  In the event that the  Executive is  terminated
Without Cause, pursuant to this Section 7(c), in addition to paying the Executive through the date of termination and, if applicable, complying with subparagraph (a) above, provided Executive executes a full, general release of claims against the Company, the Company shall pay to the Executive severance compensation equal to a certain number of months (as defined below) of the Employee's Base Salary as of the date of termination, payable on the Company's regular payroll dates in accordance with normal payroll practices and subject to deductions as required by law. The number of months of severance shall be
determined  as  follows:   (i)  if  the  termination  occurs  within  the  first
twenty-four (24) months of this Agreement, then the number of months of severance shall be the number of months worked by Executive hereunder subtracted from twenty-four (24); and (ii) if the termination occurs after the first twenty-four (24) months of this Agreement, then the number of months of severance shall be the number of months worked by Executive hereunder subtracted from thirty six (36).

            (D) Cause Defined. For purposes of this Section 7, "Cause" shall mean that the Board of Directors has determined in its sole discretion that the Executive has engaged in any of the following: (i) any act or omission which constitutes a material breach of, or material failure or refusal to perform duties under, this Agreement and any covenant or condition thereof, after notice of such and failure to cure the same within fifteen business days; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company or its reputation; (iii) any conduct which constitutes a felony under applicable law; (iv) any act of gross misconduct which is injurious to the Company; (v) refusal to abide by or implement a directive of the Board of Directors after notice of such and failure to cure the same within five business days; (vi) negligence or incompetence in the performance of Employee's duties;
(vii) breach of  fiduciary  duty;  or (viii)  threats or acts of violence in the workplace or in the course and scope of any business activity, unlawful harassment, actual or attempted misappropriation or embezzlement of or intentional damage to any property of the Company.


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

      8. Termination by the Employee.

            (A) General. The Executive may terminate this Agreement at any time, with or without Good Reason (as defined below), by giving at least fourteen days' written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that if the Executive gives more than fourteen days written notice the Company may elect to have such termination become effective on any date on or after the fourteenth (14th) day after the date of the notice and prior to the date specified in the notice. Notwithstanding the foregoing, at the option of the Company, the termination of Executive's employment may become effective on any date on or after the date of the notice upon notice to the Executive by the Company and the payment by the Company of the Executive's base salary during the fourteen-day period following the date of Executive's notice of termination of employment.

            (B) Without Good Reason. In the event that the Executive terminates his employment without Good Reason (as defined below), the Company shall pay the Executive any unpaid base salary due Executive through the date of termination and notice pay, if any, as provided in subparagraph (a) above. Executive shall not be entitled to any additional salary, bonus payments, severance, or other compensation.

            (C) Good Reason. In addition to any unpaid base salary due Executive through the date of termination and notice pay, if any, as provided in subparagraph (a) above, if such termination is for Good Reason, provided Executive executes a full, general release of claims against the Company, the Company shall pay to the Executive severance compensation equal to a certain number of months (as defined below) of the Employee's base salary as of the date of termination, payable on the Company's regular payroll dates in accordance with normal payroll practices and subject to deductions as required by law. The number of months of severance shall be determined as follows: (i) if the termination occurs within the first twenty-four (24) months of this Agreement, then the number of months of severance shall be the number of months worked by Executive hereunder subtracted from twenty-four (24), which sum shall then be divided by two (2); and (ii) if the termination occurs after the first twenty-four (24) months of this Agreement, then the number of months of severance shall be the number of months worked by Executive hereunder subtracted from thirty six (36), which sum shall then be divided by two (2). (D) Good Reason Defined. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) a material reduction in the Employee's Base Salary not agreed to by the Employee, except for any reduction which is a part of a general reduction or other concessionary arrangement affecting all employees or affecting all executive level employees; or


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

                  (ii) a material adverse change made by the Company in the Executive's core functions, duties or responsibilities that would constitute a demotion and that is not agreed to by the Employee; or

                  (iii) a requirement that the Executive relocate to an office more than 75 miles from the office of the Company at which the Executive spends the majority of his time on the date of relocation without Executive's consent.

provided however, that any actions taken by the Company to accommodate a disability of the Executive or pursuant to the Family and Medical Leave Act shall not be a Good Reason for purposes of this Agreement and provided further, in each such event listed in (i) through (iii) above, the Executive shall give the Company notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances if cured by the Company within thirty (30) days after such notice.

      9. Termination by Death or Disability of the Executive.

            (A) Death. In the event of the Executive's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Executive's legal representatives the Base Salary (and any earned bonuses) due the Executive through the day on which Executive's death shall have occurred.

            (B) Disability. Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to the Executive, to terminate this Agreement based on the Executive's Disability (as defined below). Upon any termination pursuant to this Section, the Company shall pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions hereof). Termination by the Company of the Executive's employment based on "Disability" shall mean termination because the Executive is unable to perform the essential functions of Executive's position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for six months in the aggregate during any twelve month period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act and other applicable law.

      10. Termination by Mutual Consent. If at any time during the term of this Agreement the parties by mutual consent decide to terminate this Agreement, they shall do so by separate agreement setting forth the terms and conditions of such termination.

      11. Non-Competition and Confidentiality Covenant. As a condition of employment and a material term of this Agreement, the Executive hereby agrees to execute and abide by the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement attached hereto as EXHIBIT A. The provisions of the Confidential Information, Inventions Assignment,
Non-Solicitation and Non-Competition Agreement are intended by the parties to survive and do survive termination or expiration of this Agreement.


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

      12. Indemnification. To the maximum extent permitted under the corporate laws of the State of New Jersey or, if more favorable, the Articles of Incorporation and/or By-Laws of the Company as in effect on the date of this Agreement, and provided the Executive acted in good faith, did not act wantonly or recklessly, was not grossly negligent or engaged in willful misconduct, and acted in a manner he reasonably believed to be in or not opposed to the best interests if the Company, and, with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful, the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, when and as incurred, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current Prime Rate as in effect from time to tune, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

      13. Arbitration Agreement. The parties hereto have simultaneously entered into an Arbitration Agreement attached hereto as EXHIBIT B which may be amended by the parties from time to time without regard to this Agreement. The parties expressly agree that disputes arising out of or relating to the Executive's employment, including any disputes under or relating to this Employment
Agreement, will be resolved by arbitration under the Arbitration Agreement; provided however, that any dispute arising out of or relating to Section 11 of this Agreement will not be subject to arbitration.

      14. Governing Law. Except as preempted by federal law, this Agreement shall be executed, construed and performed in accordance with the laws of the State of New Jersey without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts in New Jersey and the parties hereby agree to the exclusive jurisdiction thereof:

      15. Binding Agreement. This Agreement and all rights and obligations hereunder shall inure to the benefit of and be enforceable by the parties and their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and assigns, including without limitation any successor to the Company whether by merger, consolidation, sale of stock or otherwise.

      16. Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United Stares registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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

If to the Executive:        To his home address as listed in Company  records
                            at the time notice is given

If to the Company:          To its  corporate  headquarters  at the time  notice
                            is given, "Attention:  Board of Directors"

or to such other address as the patties may furnish to each ether in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

      17. Waiver and Modification.

            (A) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

            (B) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

      18. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted and the remainder of this Agreement shall remain in full force and effect.

      19.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      20. Entire Agreement. This Agreement and the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement attached hereto contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company with respect to such subject matter, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.


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

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

                                    "COMPANY"

Date Signed:  January 28, 2004      MEDIABAY, INC., a Florida corporation

                                    By:  /s/ Carl Wolf
                                       -----------------------------
                                    Printed Name: Carl Wolf
                                                 -------------------
                                    Title:        Chairman
                                          --------------------------

                                   "EXECUTIVE"

Date Signed:  January 28, 2004      /s/ Jeffrey A. Dittus
                                    --------------------------------
                                    Jeffrey A. Dittus


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

                                    EXHIBIT A

                [CONFIDENTIAL INFORMATION, INVENTIONS ASSIGNMENT,
                NON-SOLICITATION AND NON-COMPETITION AGREEMENT]


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



                                    EXHIBIT B

                             [ARBITRATION AGREEMENT]


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